                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                       TRANSAMERICA LIFE INSURANCE COMPANY
                      (f.k.a. PFL Life Insurance Company),

                         PIMCO VARIABLE INSURANCE TRUST,

                                       and

                         PIMCO ADVISORS DISTRIBUTORS LLC
                      (f.k.a. PIMCO Funds Distributors LLC)

     This Amendment No. 3 to the Participation Agreement dated July 1, 1999, as amended, (the "Agreement") between Transamerica Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund"), and PIMCO Advisors Distributors LLC (the "Underwriter") is effective as of February 6, 2005. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts ("Accounts"), of shares of beneficial interest of the several series ("Portfolios") of the Fund;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree:

1. Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

     This Amendment No. 3 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer


By: /s/ Illegible
    ---------------------------------
Title: V P
Date: 3-11-05


PIMCO VARIABLE INSURANCE TRUST

By its authorized officer


By: /s/ Illegible
    ---------------------------------
Title: Senior Vice - President
Date: 3-8-05


PA DISTRIBUTORS LLC

By its authorized officer


By: /s/ Illegible
    ---------------------------------
Title: Managing Director / CEO
Date: 3-21-05


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

                                   Schedule A

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

INSTITUTIONAL CLASS

SHORT DURATION BOND PORTFOLIOS

-    Money Market Portfolio

-    Short-Term Portfolio

-    Low Duration Portfolio

INTERMEDIATE DURATION BOND PORTFOLIOS

-    Total Return Portfolio

-    Total Return Portfolio II

-    High Yield Portfolio

LONG DURATION BOND PORTFOLIOS

-    Long-Term U.S. Government Portfolio

REAL RETURN PORTFOLIOS

-    Real Return Portfolio

-    Commodity Real Return Strategy Portfolio

INTERNATIONAL BOND PORTFOLIO

-    Global Bond Portfolio

-    Foreign Bond Portfolio

-    Emerging Markets Bond Portfolio

STRATEGIC ASSET ALLOCATION PORTFOLIOS

-    All Asset Portfolio

EQUITY-RELATED PORTFOLIOS

-    StocksPLUS Growth and Income Portfolio

-    StocksPLUS Total Return Portfolio

ADMINISTRATIVE CLASS

STRATEGIC ASSET ALLOCATION PORTFOLIOS

-    All Asset Portfolio

REAL RETURN PORTFOLIOS

-    Commodity Real Return Strategy Portfolio


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

INTERNATIONAL BOND PORTFOLIO

-    Global Bond Portfolio

-    Emerging Markets Bond Portfolio

EQUITY-RELATED PORTFOLIOS

-    StocksPLUS Total Return Portfolio

Dated February 6, 2005

Name of Separate Account and
Date Established by Board of
Directors:                       Contracts Funded by Separate Account:
----------------------------     -------------------------------------
PFL Retirement Builder           PFL Retirement Income Builder
Variable Annuity Account;        Variable Annuity Contracts; Policy
March 29, 1996; (1940 Act        Form No. AV288-101-985-796 (may vary
Registrant)                      by state) (1933 Act Registered)

PFL Corporate Account One;       Advantage V and Advantage VI Variable
August 10, 1998 (1940 Act        Universal Life Policy; Policy Form
Exclusion)                       No. 712-136-84-798 and WL936 136 89
                                 101 (may vary by state)(1933 Act
                                 Exempt)

Transamerica Corporate           Advantage X Variable Adjustable Life
Separate Account Sixteen; June   Insurance Policy
16, 2003 (1940 Act Exclusion)
                                 Policy Form No. EM VC1 TL703 (may
                                 vary by state)


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